SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 3, 2008 (May 29, 2008)

T-3 ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19580	76-0697390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7135 Ardmore
Houston, Texas 77054
(Address of principal executive offices) (zip code)
(713) 996-4110
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
     On May 29, 2008, T-3 Energy Services, Inc. (the “Company”) held its 2008 Annual Shareholders Meeting at the Omni Houston Hotel Westside. The Annual Meeting was held to (i) elect one member to Class I of the Board of Directors, and (ii) to vote on a proposal to amend and restate the Company’s 2002 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 2,000,000 to 3,000,000.
     At the meeting, Gus D. Halas, the Company’s President, Chief Executive Officer and Chairman of the Board was re-elected to a 3 year term. The proposal to amend and restate the Company’s 2002 Stock Incentive Plan was not approved by the shareholders. The detailed results are presented below:
     Proposal One — Re-election of Gus D. Halas to the Board of Directors

Number of Votes	Number of Votes
Voted For	Withheld
10,449,603	1,098,089
     Proposal Two — Amendment and Restatement of the 2002 Stock Incentive Plan

Number of Votes	Number of Votes	Number of Votes	Number of Broker
Voted For	Voted Against	Abstaining	Non-Votes
2,766,889	7,769,675	181,136	829,992
     In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this heading shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-3 ENERGY SERVICES, INC.
Date: June 3, 2008	By:	/s/ Michael T. Mino
Michael T. Mino
Chief Financial Officer and Vice President

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